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                                                                     EXHIBIT 4.3

                  (Face of Regulation S Temporary Global Note)

                      FOR UNITED STATES FEDERAL INCOME TAX
               PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT.
                INFORMATION, INCLUDING THE ISSUE PRICE, AMOUNT OF
              ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD
               TO MATURITY, WILL BE MADE AVAILABLE TO THE HOLDERS
               UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE
                            COMPANY AT (985) 727-2000

                      HORNBECK-LEEVAC MARINE SERVICES, INC.

                     10 5/8% SERIES A SENIOR NOTE DUE 2008

No.                                                       $_____________________
                                                            CUSIP NO. U44066 AA3

         HORNBECK-LEEVAC Marine Services, Inc. hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ___________ Dollars ($__________) on August 1, 2008.

                 Interest Payment Dates: February 1 and August 1

                      Record Dates: January 15 and July 15


                                       HORNBECK-LEEVAC MARINE SERVICES, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------




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TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred
to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


By:
   -------------------------------
   Authorized Signatory

Date of Authentication:
                       -------------------------------




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                  (Back of Regulation S Temporary Global Note)

                     10 5/8% SERIES A SENIOR NOTES DUE 2008

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.




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                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH HORNBECK-LEEVAC MARINE SERVICES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR OR (F) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

                  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON OR LIQUIDATED DAMAGES PRIOR TO THE EXCHANGE OF THIS NOTE FOR A REGULATION S PERMANENT GLOBAL NOTE AS CONTEMPLATED BY THE INDENTURE.



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         HORNBECK-LEEVAC Marine Services, Inc., a Delaware corporation (the
"Company"), promises to pay interest on the principal amount of this Note at 105/8% per annum from July 24, 2001, until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to in the Indenture. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         This Regulation S Temporary Global Note is issued in respect of an issue of 10?% Series A Senior Notes due 2008 (the "Notes") of the Company, limited to, in the case of Notes issued on the Issue Date (as defined in the Indenture), $175,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any on outstanding Notes. The Company has issued the Notes under an Indenture (the "Indenture") dated as of July 24, 2001, among the Company, the Guarantors and the Trustee. This Regulation S Temporary Global Note is governed by the terms and conditions of the Indenture governing the Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

         Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest or Liquidated Damages, if any, hereon although interest and Liquidated Damages, if any, will continue to accrue; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.



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         This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by an authorized signatory the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of New York. All references to "$," "Dollars" or "dollars" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.



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